   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 29, 1996

                                                      REGISTRATION NO. 33-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                         JACOBS ENGINEERING GROUP INC.
              (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                               ----------------

          DELAWARE                                       95-4081636
 (STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             251 SOUTH LAKE AVENUE
                          PASADENA, CALIFORNIA 91101
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                               ----------------

                         JACOBS ENGINEERING GROUP INC.
                       1989 EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLAN)

                               ----------------

                             JOHN W. PROSSER, JR.
                             251 SOUTH LAKE AVENUE
                          PASADENA, CALIFORNIA 91101
                                (818) 449-2171
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES PURSUANT TO THE PLAN: As soon as practicable after the Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

====================================================================================
                                           PROPOSED       PROPOSED
        TITLE OF             AMOUNT        MAXIMUM         MAXIMUM       AMOUNT OF
    SECURITIES BEING         BEING      OFFERING PRICE    AGGREGATE     REGISTRATION
       REGISTERED          REGISTERED     PER UNIT*    OFFERING PRICE*      FEE
------------------------------------------------------------------------------------
Common Stock, $1.00 par
 value..................   1,500,000        $28.56       $42,840,000      $14,773
====================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock of Jacobs Engineering Group Inc. as reported in the New York Stock Exchange composite transactions report for February 23, 1996.

                               ----------------

  PURSUANT TO RULE 429 THIS REGISTRATION STATEMENT AND THE PROSPECTUS
CONTAINED HEREIN ALSO RELATE TO THE INCENTIVE AWARDS REGISTERED BY THE ABOVE ISSUER ON FORM S-8, FILE NO. 33-45927, AS TO WHICH THERE ARE NOW 111,038
SHARES REMAINING IN THE RESERVE WITH RESPECT TO WHICH THE ISSUER HAS
PREVIOUSLY PAID A FILING FEE OF $1,204.
================================================================================

                         JACOBS ENGINEERING GROUP INC.

                               ----------------

                             CROSS REFERENCE SHEET

                            PURSUANT TO RULE 404(c)

      ITEM NUMBER AND CAPTION                   HEADING IN PROSPECTUS
      -----------------------                   ---------------------
 1.  Plan Information.............
     (a) General Plan Information.   (1)    Cover Page
                                     (2)    The Plan Introduction--Purpose of the Plan;
                                             --Termination, Amendment or
                                             Discontinuance of the Plan
                                     (3)    Plan not subject to ERISA
                                     (4)    Incorporation of Certain Documents by
                                             Reference; The Plan--Administration
     (b) Securities to Be Offered.   (1)    Cover page
                                     (2)    Not applicable
     (c) Employees who may
          Participate in the Plan.          The Plan--Eligible Employees
     (d) Purchase of Securities
          Pursuant to the Plan
          and Payment for
          Securities Offered......   (1)(2) The Plan--Forms of Options under the
                                     (3)(5)  Plan
                                     (4)    Not applicable
                                     (6)    The Plan--Securities Subject to the
                                             Plan
     (e) Resale Restrictions......          Not applicable
     (f) Tax Effects of Plan
          Participation...........          Federal Income Tax Consequences
     (g) Investment of Funds......          Not applicable
     (h) Withdrawal from the Plan;
          Assignment of Interest..          The Plan--Forms of Awards Under the
                                             Plan
     (i) Forfeitures and
          Penalties...............          Not applicable
     (j) Charges and Deductions
          and Liens Therefor......          Not applicable
 2.  Registrant Information and
      Employee Plan Annual
      Information.................          Available Information; Incorporation
                                             of Certain Documents by Reference

                SUBJECT TO COMPLETION, DATED FEBRUARY 29, 1996

                                  PROSPECTUS

                               1,611,038 Shares
LOGO OF JACOBS
ENGINEERING              JACOBS ENGINEERING GROUP INC.
GROUP INC.
                                 Common Stock

                               ----------------

                          Offered as set forth herein
                           to eligible employees of

                         JACOBS ENGINEERING GROUP INC.

                           and certain subsidiaries
                                pursuant to the

                         JACOBS ENGINEERING GROUP INC.
                       1989 EMPLOYEE STOCK PURCHASE PLAN

                               ----------------

  THESE SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE SECURITIES
    AND  EXCHANGE  COMMISSION  NOR  HAS  THE COMMISSION  PASSED  UPON  THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
        CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  No person has been authorized to give any information or to make any representations other than contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder at any time shall imply that the information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

                               ----------------

               THE DATE OF THIS PROSPECTUS IS FEBRUARY 29, 1996

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
THE COMPANY................................................................   3
AVAILABLE INFORMATION......................................................   3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   3
THE PLAN...................................................................   4
  Introduction.............................................................   4
  Purpose of the Plan......................................................   4
  Administration of the Plan...............................................   5
  Form of Options Under the Plan...........................................   5
  Eligible Employees.......................................................   7
  Termination, Amendment or Discontinuance of the Plan.....................   7
  Securities Subject to the Plan...........................................   8
THE "CAPTIVE BROKER" PROGRAM...............................................   8
FEDERAL INCOME TAX CONSEQUENCES............................................   8
  Tax Treatment of Optionees with Respect to Shares........................   9
  Withholding Taxes........................................................  11
  State Income Taxes.......................................................  11
PLAN NOT SUBJECT TO ERISA..................................................  11
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES...........................................................  12
EXPERTS....................................................................  12
LEGAL OPINIONS.............................................................  12

                                  THE COMPANY

  The Company was incorporated under the laws of the State of Delaware on January 8, 1987. On March 4, 1987, it succeeded by merger to the business and assets of Jacobs Engineering Group Inc., a California corporation that in 1974 had succeeded to a business commenced in 1947. Unless the context otherwise requires, all references herein to the "Company" are to both the Delaware corporation and its predecessors. The executive offices of the Company are located at 251 South Lake Avenue, Pasadena, California 91101, telephone(818) 449-2171.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois and 7 World Trade Center, Suite 1300, New York, New York. Copies of such materials can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York.

  The Company has filed with the Commission in Washington, D.C., a Registration Statement under the Securities Act of 1933 with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits and financial statements and schedules filed therewith or incorporated therein by reference. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or incorporated therein by reference, each statement being qualified in its entirety by such references. The Registration Statement, including the exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of any and all parts thereof may be obtained from such office after payment of the fees prescribed by the Commission.

                               ----------------

  The Company furnishes to its stockholders and will furnish to employees eligible to receive options described in this Prospectus annual reports containing audited financial statements accompanied by the report of its independent auditors and quarterly reports containing unaudited financial information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are incorporated herein by reference the following documents of the Company heretofore filed with the Commission:

    (1) The Annual Report on Form 10-K of the Company for the year ended September 30, 1995;

    (2) The Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 1995;

    (3) The description of the Common Stock of the Company contained in its Registration Statement onForm 8-A dated November 16, 1989; and

    (4) The description of the Stock Purchase Rights of the Company contained in its Registration Statement on Form 8-A dated December 21, 1990.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

  From time to time, the Company may also update the information contained in this Prospectus either by(i) preparing a Supplement to the Prospectus setting forth such updated information, or (ii) setting forth such updated information in the Company's Annual Report to Stockholders or Proxy Statement, and such information shall be deemed to be incorporated by reference herein.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained in any other subsequently filed document modifies or replaces such statement. Any such statement so modified or superseded cannot be deemed to constitute a part of the Prospectus, except as so modified or superseded.

  Additional information concerning the Company is set forth in its Annual Report to Stockholders. The Company has furnished or will furnish to each employee to whom this Prospectus is sent or given a copy of the Company's Annual Report to Stockholders for its most recent fiscal year. The Company also will deliver to all employees participating in the Plan who do not otherwise receive such material copies of all reports, proxy statements and other communications distributed to stockholders generally.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents incorporated herein by reference, including the Plan (other than exhibits to such documents). Optionees may obtain copies of any of the documents referred to in this section of the Prospectus from John W. Prosser, Jr., Senior Vice President, Finance and Administration and Treasurer, Jacobs Engineering Group Inc., 251 South Lake Avenue, Pasadena, California 91101, telephone (818) 449-2171.

                                   THE PLAN

INTRODUCTION

  This Prospectus describes the Jacobs Engineering Inc. 1989 Employee Stock Purchase Plan (the "Plan"). The Plan was approved by the Board of Directors of the Company on December 15, 1988, and by the shareholders of the Company on February 14, 1989. On February 13, 1996 the shareholders of the Company reserved an additional 1,500,000 shares of Common Stock for issuance under the Plan, so that there are now a total of 2,906,777 shares of Common Stock reserved for the Plan, of which 1,295,737 shares had been issued as of August 31, 1995.

  Pursuant to the Plan the Company grants options to purchase its Common Stock at a cash purchase price equal to 90% of its fair market value, determined as described below under "The Plan--Form of Options Under the Plan", to all eligible employees under the Plan as described in this Prospectus.

PURPOSE OF THE PLAN

  The purpose of the Plan is to encourage all full-time employees of the Company, its domestic subsidiaries and those of its foreign subsidiaries have been or that may hereafter be included in the Plan to acquire an equity position in the Company and thereby share in the future performance of the Company.

ADMINISTRATION OF THE PLAN

  The Plan is administered by the Compensation and Benefits Committee of the Board of Directors of the Company (the "Committee"). The members of the Committee will not receive any compensation from the Plan, but are compensated by the Company for their services as directors and as members of the Committee. The members of the Committee are appointed by the Board of Directors of the Company. The Committee is authorized to construe and interpret the Plan, to define the terms used in the Plan, to prescribe, amend and rescind rules and regulations for the administration of the Plan and to take any other action in connection with the administration of the Plan and the options granted under the Plan that it may deem proper.

  The names and positions with the Company of the present members of the Committee are as follows: James Clayburn LaForce, Director, Dale R. Laurance, Director, and Robert B. Gwyn, Director.

  Additional information about the Plan and its administration may be obtained from John W. Prosser, Jr. at the address and telephone number shown above.

FORM OF OPTIONS UNDER THE PLAN

  The options granted under the Plan are intended to be treated as options granted pursuant to an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986. Under the Plan each eligible employee will have the opportunity to purchase Common Stock of the Company at a price equal to 90% of its fair market value, determined as described below, through payroll deductions. An election to exercise an option will be effective for a six-month period commencing on each March 1 and September 1 of each year in which the Plan is effective. An election to participate in the Plan is irrevocable during the six-month option period for which it is made. Prior to the commencement of each six-month option period, the Company will give each eligible employee an opportunity to complete a Payroll Deduction Authorization form authorizing the Company to deduct any whole percentile from two percent (2%) to fifteen percent (15%) of his basic salary to be applied toward the exercise of options under the Plan. An employee need not elect to participate in the Plan if he does not wish to do so.

  The purchase price for shares that may be purchased upon the exercise of options under the Plan will be the lesser of

    (1) 90% of the fair market value of the Common Stock of the Company on the first day of the six-month option period, or

    (2) 90% of the fair market value of the Common Stock on the last day of the six-month option period.

  The fair market value of the Common Stock will be equal to the closing price for the Common Stock as reported in the composite transactions report of the national securities exchange on which the Common Stock is then listed on the day for which the fair market or, if such national securities exchange is closed on that day, then the immediately preceding day on which it is open. The Common Stock of the Company is currently listed on the New York Stock Exchange.

  In no event may an eligible employee purchase stock under the Plan having a fair market value, determined on the first day of each option period, in excess of $25,000 during any calendar year. Since purchases are made at 90% of fair market value, this means that no employee may have payroll deductions for the Plan of more than $22,500 during any calendar year.

  In addition, the maximum number of shares that an employee may purchase for any six-month election period will be determined on the first day of each election period and will be based upon the assumption that the employee's basic compensation will not change after the first day of the election period. The maximum number of shares will be equal to the product obtained by multiplying (a) the quotient obtained by dividing 15% of the total basic compensation to be earned by the employee during the six-month election period by an amount equal to 90% of the fair market value of the Common Stock on the first day of the election period by (b) one and one-half (1 1/2). Subject to the limitation referred to in the prior paragraph, any excess withholdings resulting from this limitation will be used to buy Common Stock during the next six-month election period or refunded to the employee without interest in the event that the employee does not elect to purchase Common Stock pursuant to the Plan during the next six-month election period.

  Once an eligible employee has elected to participate in the Plan for a six-month option period, he cannot terminate his election during that six-month option period unless he also terminates his employment with the Company and its subsidiaries. See also "Federal Income Tax Consequences--Tax Treatment of Optionees", below.

  At the end of each six-month option period, the amount withheld from each optionee will be determined, and the Company will issue to each optionee that number of whole shares of its Common Stock equal to the amount of withholding divided by 90% of the fair market value of one share, as determined in the manner described above. Any amounts withheld that do not constitute a full share of stock will be carried over to the next six-month option period or returned to the optionee upon request.

  Pending application of the funds for the purchase of shares of Common Stock, the Company will hold amounts withheld from optionees under the Plan as its general funds and may utilize such funds for general corporate purposes, with no obligation to pay interest on the same. The Company will enter on its records a liability to the respective optionees in an amount equal to the cumulative amount withheld. Until the funds are applied to the purchase of shares by the optionees, the optionees for whom the funds are being held are subject to the risk that the Company may become insolvent or bankrupt. The Company will send a statement to each optionee showing the total withholdings being held by the Company for such optionee's account as soon as practicable after the end of each six-month option period.

  If an eligible employee ceases to be employed by the Company or a participating subsidiary for any reason, including death, disability, retirement or voluntary or involuntary termination, then the employee's rights under the Plan will immediately terminate, and the Company will refund to the employee (or his estate or personal representative) all withholdings that have not theretofore been applied to the purchase of shares, without interest. See also "Federal Income Tax Consequences--Tax Treatment of Optionees", below. The effect of an employee's taking a leave of absence will be determined by the Committee in compliance with the Income Tax Regulations.

  No optionee will have any rights as a shareholder with respect to any shares until they are issued to such optionee at the end of a six-month option period.

  No adjustment will be made or additional amount paid as a result of dividends or other rights for which the record date is prior to the date on which the shares are issued to the optionee.

ELIGIBLE EMPLOYEES

  All employees of the Company, of its 80% or more owned subsidiaries that are incorporated within the United States and of any foreign subsidiaries designated by the Board of Directors are eligible to participate in the Plan, with the exception of certain classes of employees noted below. The Board of Directors of the Company may change the designation of participating subsidiaries in the Plan at any time. Unless otherwise determined by the Board of Directors, eligible employees of domestic corporations that are acquired by the Company and become 80% or more owned subsidiaries are eligible to participate in the Plan, subject to the qualifications described in the following paragraph. In such cases, they will receive credit for time worked for the acquired corporation for the purpose of determining eligibility.

  Options may not be granted to employees who normally work fewer than 20 hours each week, employees who normally work five or fewer months during the fiscal year of the Company, or employees who have completed less than one year of service with the Company or one of the participating subsidiaries of the Company as of the first day of any six-month option period.

  Moreover, any employee who would own more than five percent of the Common Stock of the Company immediately after an option under the Plan were granted to such employee would also be excluded from eligibility. For this purpose stock that the employee may purchase under all outstanding stock options granted to him under all stock option plans of the Company is to be treated as stock owned by the employee for the purpose of determining the five percent limit, even though the other options may not presently be exercisable.

  The Company estimates that there are approximately 8,500 employees of the Company and its subsidiaries who are eligible to receive options under the Plan.

TERMINATION, AMENDMENT OR DISCONTINUANCE OF THE PLAN

  The term of the Plan is for a period of ten years commencing on March 1, 1989 and ending on February 28, 1999.

  The Plan permits the Board of Directors of the Company to alter, amend, suspend or discontinue the Plan at any time. However, no employee's rights to purchase Common Stock with salary deductions made prior to the time of any termination may be affected by any such suspension, discontinuance or termination.

  No amendment may be made by the Board of Directors without shareholder approval if it would either increase the number of shares of Common Stock authorized to be issued under the Plan, materially increase the benefits to employees under the Plan, materially modify the requirements as to eligibility in the Plan, withdraw administration of the Plan from the Committee or permit any member of the Committee to receive an option under the Plan or otherwise receive any form of option, stock appreciation right or stock from the Company except pursuant to a nondiscretionary formula plan.

  In the event of any merger, recapitalization, consolidation, reorganization or other similar event affecting the Company, the Committee may make an appropriate adjustment, including the substitution and issuance of shares in any successor corporation for Common Stock of the Company to be issued under the Plan.

  Under the formula for determining the purchase price of options under the Plan, if there were any stock dividend, stock split or other like change in the Common Stock of the Company during a six-month option period, then the number of shares to be purchased by the optionee at the end of the option period would be automatically adjusted in proportion to such change.

SECURITIES SUBJECT TO THE PLAN

  The shares to be issued upon the exercise of options granted under the Plan have been reserved from the authorized but unissued Common Stock of the Company. The shares to be delivered under the Plan may, however, be purchased from any person.

                         THE "CAPTIVE BROKER" PROGRAM

  All shares purchased by each optionee under the Plan will be delivered to an individual brokerage account that will be maintained for each optionee by a securities broker selected by the Company (the "Broker") solely for the purpose of holding and selling, or delivering, in accordance with the optionee's instructions to the Broker, shares purchased by the optionee under the Plan. All optionees whose shares are held for them by the Broker must communicate directly with the Broker regarding such shares. The current Broker is Charles Schwab & Co.

  However, any optionee who was participating in the Plan prior to March 1, 1996 and who elected, by giving timely, written notice to the Company, as instructed by the Company, that he or she did not wish to participate in the Captive Broker program will continue to receive certificates for shares purchased pursuant to the Plan.

  THE COMPANY'S RESPONSIBILITY UNDER THE CAPTIVE BROKER PROGRAM WILL BE LIMITED TO GIVING THE BROKER THE NAMES, ADDRESSES AND SOCIAL SECURITY NUMBERS OF OPTIONEES PARTICIPATING IN THE PLAN WHO ARE ALSO PARTICIPATING IN THE CAPTIVE BROKER PROGRAM, ISSUING THE SHARES TO WHICH SUCH PERSONS ARE ENTITLED UNDER THE PLAN TO AN ACCOUNT AT A SECURITIES DEPOSITORY DESIGNATED BY THE BROKER AND DELIVERING TO THE BROKER A LIST OF THE PERSONS TO WHOM SUCH SHARES HAVE BEEN ISSUED AND THE NUMBER OF SHARES TO WHICH EACH SUCH PERSON IS ENTITLED UNDER THE PLAN.

  THE BROKER WILL BE RESPONSIBLE FOR ALL OTHER ASPECTS OF THE ADMINISTRATION OF THE CAPTIVE BROKER PROGRAM, AND THE COMPANY WILL HAVE NO RESPONSIBILITY FOR ANY ERRORS OR OMISSIONS OF THE BROKER OR ITS EMPLOYEES, AGENTS OR CONTRACTORS.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following summary of federal income tax rules applicable to the Plan does not purport to be complete. Optionees should consider consulting their own tax advisors regarding the tax consequences of purchasing shares under the Plan and subsequently disposing of such shares.

  The Plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986. The options to be granted under the Plan are, accordingly, referred to as "Section 423 options" in this discussion.

  An optionee will not recognize income for federal income tax purposes either upon the receipt of a Section 423 option or upon its exercise provided that the optionee is an employee of the Company or a subsidiary included in the Plan at all times from the date the option is granted until not more than three months prior to the date of exercise of the option. Under the Plan the dates of grant are on March 1 and September 1 of each year, and the dates of exercise are six months after the date of grant.

  However, the amount of the optionee's salary that is withheld for the purpose of the Plan is taxable income to the optionee and is subject to withholding taxes and, ultimately, to federal income tax.

TAX TREATMENT OF OPTIONEES WITH RESPECT TO SHARES

  An optionee will recognize ordinary income and capital gain or loss upon the sale of shares acquired pursuant to a Section 423 option in amounts that depend on whether the shares are sold in a "qualifying disposition", or in a transaction that does not meet the requirements of a "qualifying disposition" (referred to as a "disqualifying disposition").

  In both a "qualifying disposition" and a "disqualifying disposition", the "total gain realized" is the difference between the sales price received for the shares sold, less any sales commissions, and the amount paid for the shares sold.

 Qualifying Dispositions:

  A "qualifying disposition" is a sale that takes place not less than:

    (a) One year after the date of purchase (which is also the date of exercise); and

    (b) Two years after the option is granted.

  Since options are deemed to be granted at the beginning of each option period, and since each option period is six months in length, only a disposition that occurs after the eighteenth month from the date of purchase may constitute a "qualifying disposition".

  In a "qualifying disposition", part of the gain will always be treated as ordinary income since the purchase price of the stock acquired will always be less than 100% of the stock's fair market value ("FMV") on the date the option is granted. The part of the gain that will be treated as ordinary income will be the lesser of:

    (a) The discount in the option price or purchase price on the date of grant; or

    (b) The excess of the FMV of the shares at the time of sale of the optionee over the purchase price. If the FMV of the shares at the time of sale of the optionee is less than the purchase price, then there is no gain and consequently no ordinary income, and the full amount of the loss is a long-term capital loss.

 Disqualifying Dispositions:

  If an optionee sells shares acquired pursuant to a Section 423 option in a transaction that does not qualify under the rules discussed above for a "qualifying disposition", then the entire difference between the FMV of the shares on the date the shares were purchased and the purchase price of those shares is taxable as ordinary income in the year of sale or other disposition.

  The amount of ordinary income that will be recognized on a disqualifying disposition may be greater or less than the total gain realized on the sale of the shares, because the amount of ordinary income is measured by reference to the difference between the FMV of the shares on the date the shares were purchased and the purchase price. Therefore, the optionee will recognize capital gain or loss in the year of sale equal to the difference between the total gain realized on the sale and the amount that is required to be treated as ordinary income.

  The Company receives a tax deduction for federal income tax purposes to the extent that an optionee has taxable ordinary income on a disqualifying disposition. The Company will treat transfers of record ownership of shares, including transfers to brokers or nominees, or into "street name" accounts, as dispositions. In order to avoid this treatment, the optionee may notify the Company in writing of the circumstances of the particular sale or transfer of stock. However, the Company's issuance of an optionee's shares into an account maintained by the Broker pursuant to the "Captive Broker" program will not be treated as a disposition (See "The "Captive Broker' Program", above).

  If any sale or transfer occurs within eighteen months after the purchase date, the Company will add to the optionee's taxable compensation on Form W-2 for the year in which the sale or transfer occurs the amount of ordinary income deemed to be realized by the optionee as if the sale or transfer were in fact a disqualifying disposition. In order to determine the amount of income to be reported, the Company will utilize information from the Broker regarding sales and transfers constituting disqualifying dispositions.

 Examples:

  The following examples are intended to provide a general understanding of the rules discussed above and do not purport to provide a complete analysis of the income tax effects of all possible sales of shares acquired through the 1989 Employee Stock Purchase Plan:

Example #1  (market value of the common stock increases during the option period, and the stock is sold ultimately at a gain in an amount greater than the FMV of the stock on the date of exercise):

                                             END OF
                               BEGINNING OF  OPTION "QUALIFYING" "DISQUALIFYING"
                               OPTION PERIOD PERIOD DISPOSITION    DISPOSITION
                               ------------- ------ ------------ ---------------
Stock's FMV...................    $18.00     $25.00
Option price..................     16.20      22.50
                                  ------     ------
    Discount..................    $ 1.80     $ 2.50
                                  ======     ======
Assumed sales price...........                         $30.00        $30.00
Purchase price (basis)........                          16.20         16.20
                                                       ------        ------
    Total gain................                         $13.80        $13.80
                                                       ======        ======
Components of "total gain":...
  Ordinary income.............                         $ 1.80        $ 8.80
  Capital gain (loss).........                          12.00          5.00
                                                       ------        ------
    Total gain................                         $13.80        $13.80
                                                       ======        ======

Example #2  (market value of the common stock decreases during the option period, and the stock is sold ultimately at a gain, but at an amount less than the FMV of the stock on the date of exercise):

                                             END OF
                               BEGINNING OF  OPTION "QUALIFYING" "DISQUALIFYING"
                               OPTION PERIOD PERIOD DISPOSITION    DISPOSITION
                               ------------- ------ ------------ ---------------
Stock's FMV...................    $25.00     $20.00
Option price..................     22.50      18.00
                                  ------     ------
    Discount..................    $ 2.50     $ 2.00
                                  ======     ======
Assumed sales price...........                         $19.00        $19.00
Purchase price (basis)........                          18.00         18.00
                                                       ------        ------
    Total gain................                         $ 1.00        $ 1.00
                                                       ======        ======
Components of "total gain":...
  Ordinary income.............                         $ 1.00        $ 2.00
  Capital gain (loss).........                              0         (1.00)
                                                       ------        ------
    Total gain................                         $ 1.00        $ 1.00
                                                       ======        ======

Example #3  (market value of the common stock increases during the option period, and the stock is sold ultimately at a gain, but at an amount less than the FMV of the stock on the date of exercise):

                                             END OF
                               BEGINNING OF  OPTION "QUALIFYING" "DISQUALIFYING"
                               OPTION PERIOD PERIOD DISPOSITION    DISPOSITION
                               ------------- ------ ------------ ---------------
Stock's FMV...................    $25.00     $30.00
Option price..................     22.50      27.00
                                  ------     ------
    Discount..................    $ 2.50     $ 3.00
                                  ======     ======
Assumed sales price...........                         $29.00        $29.00
Purchase price (basis)........                          22.50         22.50
                                                       ------        ------
    Total gain................                         $ 6.50        $ 6.50
                                                       ======        ======
Components of "total gain":...
  Ordinary income.............                         $ 2.50        $ 7.50
  Capital gain (loss).........                           4.00         (1.00)
                                                       ------        ------
    Total gain................                         $ 6.50        $ 6.50
                                                       ======        ======

WITHHOLDING TAXES

  The Company is required to withhold federal income taxes and certain other amounts required by applicable laws from employee compensation. Such withholdings will be calculated on amounts that include payroll deductions under the Plan. The Company may make any provision that it deems appropriate for such withholdings. However, no withholding will be made from funds representing payroll deductions that are to be held for purchase of stock under the Plan unless required by applicable law.

STATE INCOME TAXES

  Optionees should also be aware that the consequences under applicable state income tax laws may not be the same as under the federal income tax laws.

                           PLAN NOT SUBJECT TO ERISA

  The Plan is not an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and, as such, is not subject to any provisions of ERISA.

  The Plan is not required to be qualified under Section 401(a) of the Internal Revenue Code, which is applicable to pension, profit sharing and stock bonus plans subject to ERISA, and has not been so qualified.

                     DISCLOSURE OF COMMISSION POSITION ON
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

  Section 145 of the Delaware General Corporation Law, the state of incorporation of the Company and the Bylaws of the Company provide for the indemnification of directors and officers under certain circumstances from certain liabilities, including liabilities arising under the Securities Act of 1933. The Company may, from time to time, maintain a policy, or policies, of directors' and officers' liability insurance that insures directors and officers against the cost of defense, settlement or payment of claims and judgments under certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    EXPERTS

  The consolidated financial statements of Jacobs Engineering Group Inc. incorporated by reference in Jacobs Engineering Group Inc.'s Annual Report (Form 10-K) for the year ended September 30, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                LEGAL OPINIONS

  The legality of the Common Stock offered hereunder will be passed upon by Messrs. Barton, Klugman & Oetting, 333 South Grand Avenue, 37th Floor, Los Angeles, California 90071.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

  The undertakings required by this item are set forth in the Prospectus comprising a portion of this Registration Statement under the caption "Incorporation of Certain Documents by Reference", and said undertakings and the documents referred to therein are hereby incorporated in this item by reference to the Prospectus.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law, the state of incorporation of the Company, the Bylaws of the Company and certain agreements between the Company and certain officers and directors of the Company and of certain of its subsidiaries provide for the indemnification of directors and officers under certain circumstances from certain liabilities, including liabilities arising under the Securities Act of 1933. The Company may, from time to time, maintain a policy, or policies, of directors' and officers' liability insurance which insures directors and officers against the cost of defense, settlement or payment of claims and judgments under certain circumstances.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 8.  LIST OF EXHIBITS

*4.1 Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan, as amended and restated to date.

 4.2 Certificate of Incorporation of the Company. Filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1995 and incorporated herein by reference.

 4.3 Bylaws of the Company. Filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1995 and incorporated herein by reference.

 4.4 Rights Agreement dated as of December 20, 1990 by and between the Company and First Interstate Bank, Ltd. as Rights Agent. Filed as
       Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1995 and incorporated herein by reference.

 *5.   Opinion of Barton, Klugman & Oetting, including their consent.

*24.   (a) Consent of Ernst & Young LLP, independent auditors.

       (b) Consent of Barton, Klugman & Oetting (included in Exhibit 5)
--------
* Filed herewith.

ITEM 9.  UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

  (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan and the expiration of all options granted thereunder.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
      Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California on the 29th day of February, 1996.

                                          JACOBS ENGINEERING GROUP INC.

                                          By      /s/ Noel G. Watson
                                            -----------------------------------
                                                    (Noel G. Watson)
                                                        President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under "SIGNATURES" constitutes and appoints Joseph J. Jacobs, Noel G. Watson and John W. Prosser, Jr., his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

       /s/ Noel G. Watson            Director and Chief Executive  February 29, 1996
____________________________________ Officer
           Noel G. Watson

      /s/ Joseph J. Jacobs           Director                      February 29, 1996
____________________________________
          Joseph J. Jacobs

     /s/ Joseph F. Alibrandi         Director                      February 29, 1996
____________________________________
        Joseph F. Alibrandi

       /s/ Peter H. Dailey           Director                      February 29, 1996
____________________________________
          Peter H. Dailey

       /s/ Robert B. Gwyn            Director                      February 29, 1996
____________________________________
           Robert B. Gwyn

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

       /s/ Linda K. Jacobs           Director                      February 29, 1996
____________________________________
          Linda K. Jacobs

     /s/ J. Clayburn LaForce         Director                      February 29, 1996
____________________________________
        J. Clayburn LaForce

      /s/ Dale R. Laurance           Director                      February 29, 1996
____________________________________
          Dale R. Laurance

    /s/ Linda Fayne Levinson         Director                      February 29, 1996
____________________________________
        Linda Fayne Levinson

      /s/ David M. Petrone           Director                      February 29, 1996
____________________________________
          David M. Petrone

     /s/ James L. Rainey, Jr.        Director                      February 29, 1996
____________________________________
        James L. Rainey, Jr.

     /s/ John W. Prosser, Jr.        Principal Financial Officer   February 29, 1996
____________________________________
        John W. Prosser, Jr.

     /s/ Nazim G. Thawerbhoy         Principal Accounting Officer  February 29, 1996
____________________________________
        Nazim G. Thawerbhoy